UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 11, 2009

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 11, 2009, Interleukin Genetics, Inc. (the “Company”) entered into an amended and restated note purchase agreement, dated as of March 10, 2009, with Pyxis Innovations Inc., a majority stockholder of the Company (“Pyxis”), to extend the availability of the credit facility described below until March 31, 2010.  The credit facility had been scheduled to expire on March 31, 2009.

The original note purchase agreement, entered into on October 23, 2002, was subsequently amended on November 13, 2002, January 28, 2003, March 5, 2003, February 23, 2006, August 17, 2006 and August 12, 2008.  Pursuant to the note purchase agreement, as so amended, Pyxis extended to the Company a credit facility in the amount of $14,316,255.00.  In June 2008, the Company drew down $4,000,000 under this credit facility, leaving $10,316,255.00 of remaining availability.  The Company may now borrow under the credit facility until March 31, 2010.  All such borrowing becomes due on August 16, 2011 and is convertible into shares of common stock at a conversion price equal to $5.68 per share.

A copy of the amended and restated note purchase agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1 Amended and Restated Note Purchase Agreement, dated March 10, 2009, between the Company and Pyxis Innovations Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interleukin Genetics, Inc.
(Registrant)

Date: March 13, 2009	/s/ ELIOT M. LURIER
Eliot M. Lurier
Chief Financial Officer
(Signature)